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Exhibit 10.4

SECOND AMENDMENT TO
LEASE AGREEMENT
JORDAN VALLEY TECHNOLOGY CENTER
OFFICE BUILDING TWO

        THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into as of this 3rd day of April, 2002, by and between BOYER JORDAN VALLEY 1, L.C., a Utah Limited Liability Company, (the "Landlord"), and TENFOLD CORPORATION, a Delaware Corporation (the "Tenant"), (collectively the "Parties").

RECITALS:

        A.    Landlord and Tenant previously entered into a certain Lease Agreement—Tenfold Office Building Phase I, dated April 28, 2000 and amended by the First Amendment to Lease Agreement dated November 30, 2000 (the "Lease") providing for the lease by Landlord to Tenant of the office building located at 698 West 10000 South in South Jordan, Utah. Capitalized terms which are used but not defined in this Amendment shall have the same meaning as is set forth in the Lease.

        B.    Tenant desires to modify the Lease and reduce its initial rental obligations under the Lease.

        C.    Landlord is willing to modify the Lease strictly upon the terms and conditions set forth in this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

  1.
  Article 1.1(a), Description of Premises: The square footage of the Leased Premises shall be changed from 103,569 to 105,068 BOMA rentable square feet. The Leased Premises consists of that certain area shaded on Exhibit "B-2" which is attached hereto and by this reference incorporated herein.

  2.
  Article 1.1(a)(ii), Tenant's Proportionate Share: This Article is deleted in its entirety and replaced with the following:

            "Tenant's Proportionate Share" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (105 068), the denominator of which is the gross rentable square footage of Building Two (105,068). In this Lease, Tenant's Proportionate Share initially is 100%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises or in Building Two.

  3.
  Article 1.1(d), Non-Exclusive Parking: This Article is deleted in its entirety and replaced with the following:

            The non-exclusive right to use those areas designated and suitable for vehicular parking, including the non-exclusive right to the use of four hundred twenty-one (421) parking stalls located on the property in the parking area outlined on Exhibit "J-2", Parking Areas, attached hereto and by this reference incorporated herein.

  4.
  Article 2.1, Length of Term: The length of the Lease Term shall be changed from ten (10) years to eleven (11) years.

  5.
  Article 2.2, Commencement Date; Obligation to Pay Rent: This Article is deleted in its entirety and replaced with the following:

            The Commencement Date of the Lease Term shall be March 1, 2002. Tenant's obligation to pay rent herein shall commence on the Commencement Date.

  6.
  Article 3.1, Basic Annual Rent: This Article is deleted in its entirety and replaced with the following:

            Tenant agrees to pay to Landlord basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand and without any deduction or set off whatsoever. Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease.

  Lease Year 1

        Basic Annual Rent for Lease Year 1 shall consist of the sum of the following amounts:

  •
  Interest payable on the Wells Fargo Construction Loan

  •
  Principal payments on the Wells Fargo Construction Loan ($20,000 per month)

  •
  Interest payable on The Boyer Company Construction Loan (8.375% interest)

  By way of example, the Basic Annual Rent payment for the month of March 2002 is derived as follows:

Wells Fargo Construction Loan–Interest	$45,496.05
Wells Fargo Construction Loan–Principal Payment	20,000.00
The Boyer Company Construction Loan–Interest	26,774.89

Total Basic Annual Rent Payment–March 2002	$92,270.94

          During Lease Year 1, the monthly payment of Basic Annual Rent will adjust based upon the loan amounts and fluctuations in the Wells Fargo interest rate.

  Lease Years 2 through 11

  Basic Annual Rent for Lease Year 2 shall consist of the sum of One Million Nine Hundred Fifty Seven Thousand Four Hundred Fifty Four and 10/100 Dollars ($1,957,454.10). The Basic Annual Rent shall escalate at the beginning of the third (3rd) Lease Year and each year thereafter using a three percent (3%) annually compounded rate.

        IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment on the date first set forth above.

LANDLORD:	BOYER JORDAN VALLEY 1, L.C., by its Managing Partner, The Boyer Company, L.C.
	By:	H. Roger Boyer
	Its:	Chairman and Manager
TENANT:	TENFOLD CORPORATION
	By:	Jonathan E. Johnson III
	Its:	Executive Vice-President and Chief Financial Officer

NOTARY

STATE OF UTAH	)
) ss
COUNTY OF SALT LAKE	)

        On this            day of March, 2002, personally appeared before me H. ROGER BOYER, who duly acknowledged to me that he executed the foregoing Lease Amendment as the CHAIRMAN AND MANAGER of THE BOYER COMPANY, L. C., A UTAH LIMITED LIABILITY COMPANY the managing partner of BOYER JORDAN VALLEY 1, L.C.

My Commission Expires:
Notary Public
Residing at SALT LAKE COUNTY
STATE OF UTAH	)
) ss
COUNTY OF SALT LAKE	)

        On this            day of March, 2002, personally appeared before me JONATHAN E. JOHNSON III, who being duly sworn, did say that he is the EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER of Tenfold Corporation, a Delaware Corporation, and that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its Board of Directors, and said JONATHAN E. JOHNSON III acknowledged to me that said corporation executed the same.

My Commission Expires:
Notary Public
Residing at

EXHIBIT "B-2"

DESCRIPTION OF PREMISES

1

EXHIBIT "J-2"

PARKING AREAS

1

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  Exhibit 10.4